As filed with the Securities and Exchange Commission on July 28, 2021.

Registration No. 333–257730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-5112298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(857) 357-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Richard Hoffman, Esq. Sarah Ashfaq, Esq. Alicia M. Tschirhart, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Arthur D. Robinson, Esq. Jean Park, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ - 333-257730

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Class A common stock, par value $0.0001 per share (3)	977,500	$17.00	$16,617,500	$1,813

(1)

Represents only the additional number of shares being registered and includes 127,500 shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333–257730).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $184,230,000 on a Registration Statement on Form S-1 (File No. 333–257730), which was declared effective by the Securities and Exchange Commission on July 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $16,617,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)

To the extent shares of common stock are purchased by Deerfield Healthcare Innovations Fund, L.P., Deerfield Private Design Fund IV, L.P. or any of their respective affiliates, the common stock will be issued at their election in the form of Class B common stock, par value $0.0001 per share. The Proposed Maximum Aggregate Offering Price includes such shares of Class B common stock, and this Registration Statement registers the offer and sale of such Class B common stock and an equivalent number of shares of Class A common stock, par value $0.0001 per share, into which such Class B common stock is convertible at the option of the holder thereof.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Nuvalent, Inc. (the “Registrant”) by 977,500 shares, 127,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333–257730), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto, which was declared effective by the Commission on July 28, 2021, or the Prior Registration Statement, are incorporated by reference into this Registration Statement.

The 977,500 additional shares of Class A common stock, which includes 127,500 additional shares that the underwriters have the option to purchase, that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257730), originally filed with the Securities and Exchange Commission on July 7, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Nuvalent, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 28th day of July, 2021.

NUVALENT, INC.

By:	/s/ James R. Porter

Name:	James R. Porter
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date indicated.

Name	Title	Date
/s/ James R. Porter	President and Chief Executive Officer	July 28, 2021
James R. Porter, Ph.D	(Principal Executive Officer)

/s/ Alexandra Balcom	Chief Financial Officer	July 28, 2021
Alexandra Balcom	(Principal Financial and Accounting Officer)

*	Director	July 28, 2021
D. Gary Gilliland, M.D., Ph.D

*	Director	July 28, 2021
Robert Jackson, M.D.

*	Director	July 28, 2021
Andrew A. F. Hack, M.D., Ph.D

*	Director	July 28, 2021
Joseph Pearlberg, M.D., Ph.D

*	Director	July 28, 2021
Matthew Shair, Ph.D

*	Director	July 28, 2021
Sapna Srivastava, Ph.D

*	Director	July 28, 2021
Cameron A. Wheeler, Ph.D

*By:	/s/ James R. Porter
James R. Porter
Attorney-in-Fact